                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                  ------------------------------------------

                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 2, 2001

                  -------------------------------------------


                           METRO-GOLDWYN-MAYER INC.
            (Exact name of registrant as specified in its charter)



           DELAWARE                      1-13481             95-4605850
(State or other jurisdiction             (Commission       (I.R.S. Employer
of incorporation or organization)      File Number)         Identification No.)


     2500 Broadway Street, Santa Monica, CA                 90404
    (Address of Principal Executive Offices)              (Zip Code)

                 ---------------------------------------------



                                (310) 449-3000
              ---------------------------------------------------
             (Registrant's telephone number, including area code)

                                     None
         -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 2, 2001, Metro-Goldwyn-Mayer Inc. (the "Company") and Rainbow Media Holdings Inc. closed that certain Agreement Between Metro-Goldwyn-Mayer Inc. and Rainbow Media Holdings Inc. To Acquire Twenty-Percent Interest In The Rainbow Networks (AMC, Bravo, IFC, WE: Women's Entertainment and Digital Suites), dated January 31, 2001 (the "Agreement"). Pursuant to the Agreement, MGM Networks U.S. Inc., a newly formed Delaware corporation which is a wholly-owned subsidiary of MGM Networks Inc. (which, in turn, is a wholly-owned subsidiary of Metro-Goldwyn-Mayer Studios Inc.), acquired twenty-percent general partnership interests in each of American Movie Classics Company and Bravo Company for an aggregate of $825 million in cash.

     The Company financed approximately $639 million of the acquisition cost through the sale of common and preferred stock. The remainder was funded through draw-downs on the credit facility of Metro-Goldwyn-Mayer Studios Inc.

     On April 3, 2001, the Company disseminated a press release announcing the closing of the transaction set forth in the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

               (i) Note: To be filed by amendment.

     (b)  Pro forma financial information.

               (i) Note: To be filed by amendment.

     (c)  Exhibits

     99.1  Text of Press Release, dated April 3, 2001, of the Company.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METRO-GOLDWYN-MAYER INC.


Date: April 3, 2001                    By:  /s/ J. Jay Rakow
                                          --------------------------------------
                                            Name:  J. Jay Rakow
                                            Title: Senior Executive Vice
                                                   President and General Counsel